UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2006

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2000 W. Sam Houston
Pkwy. S., Suite 1700
Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 267-7600
Former Name or Former Address, if Changed Since Last Report:

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Revolving Credit Agreement
Letter of Credit Facility Agreement

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Senior Secured Credit Facilities — On August 3, 2006, Bristow Group Inc. (the “Company”) entered into syndicated senior secured credit facilities which consist of a $100 million revolving credit facility (with a subfacility of $25 million for letters of credit) with certain lenders including SunTrust Bank as administrative agent, JPMorgan Chase Bank, National Association as syndication agent, and Wells Fargo Bank, National Association as documentation agent, and a $25 million letter of credit facility with certain lenders including Suntrust Bank as administrative agent, JPMorgan Chase Bank, National Association, as issuing bank and as syndication agent, and Wells Fargo Bank, National Association, as documentation agent (the “Credit Facilities”). The aggregate commitments under the revolving credit facility may be increased to $200 million at the Company’s option following the Company’s 6 1/8% Senior Notes due 2013 receiving an investment grade credit rating from Moody’s or Standard & Poor’s (so long as the rating of the other rating agency of such notes is no lower than one level below investment grade). The revolving credit facility may be used for general corporate purposes, including working capital and acquisitions. The letter of credit facility will be used to support or secure performance of statutory obligations, surety or appeal bonds, bid or performance bonds, insurance obligations or other obligations of a like nature in the ordinary course of business.
Borrowings under the revolving credit facility bear interest at an interest rate equal to, at the Company’s option, either the Base Rate or LIBOR (or EURIBO, in the case of Euro-denominated borrowings) plus the applicable margin. “Base Rate” means the higher of (1) the prime rate and (2) the Federal Funds rate plus 0.5% per annum. The applicable margin for borrowings range from 0.0% and 2.5% depending on whether the Base Rate or LIBOR is used, and is determined based on the Company’s credit rating. Fees owed on letters of credit issued under either the revolving credit facility or the letter of credit facility are equal to the margin for LIBOR borrowings. Based on the Company’s current ratings, the margins on Base Rate and LIBOR borrowings are 0.0% and 1.25%, respectively. Interest will be payable at least quarterly, and the Credit Facilities mature in August 2011. The Company’s obligations under the Credit Facilities are guaranteed by certain of the Company’s principal domestic subsidiaries and secured by the accounts receivable, inventory and equipment (excluding aircraft and their components) of Bristow Group Inc. and the guarantor subsidiaries, and the capital stock of certain of the Company’s principal subsidiaries.
In addition, the Credit Facilities include covenants which are customary for these types of facilities, including certain financial covenants and restrictions on the ability of Bristow Group Inc. and its subsidiaries to enter into certain transactions, including those that could result in the incurrence of additional liens and indebtedness; make loans, guarantees or investments; sell assets; pay dividends or repurchase the Company’s capital stock; and enter into transactions with affiliates.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Revolving Credit Agreement dated August 3, 2006

10.2	Letter of Credit Facility Agreement dated August 3, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: August 9, 2006	By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President and General Counsel, Corporate Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Revolving Credit Agreement dated August 3, 2006

10.2	Letter of Credit Facility Agreement dated August 3, 2006